Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-199864) pertaining to the LSB Industries, Inc. 2008 Incentive Stock Plan, as amended by the First Amendment;
2.	Registration Statement (Form S-8 No. 333-98359) pertaining to the 1998 Stock Option and Incentive Plan and Outside Directors Stock Purchase Plan;
3.

Registration Statement (Form S-8 No. 333-145957) pertaining to the registration of an aggregate of 450,000 shares of common stock pursuant to certain Non-Qualified Stock Option Agreements for two employees; and

4.	Registration Statement (Form S-8 No. 333-153103) pertaining to the 2008 Incentive Stock Plan or any combination of the foregoing of our reports dated February 29, 2016, with respect to the consolidated financial statements and schedule of LSB Industries, Inc. and the effectiveness of internal control over financial reporting of LSB Industries, Inc., included in this Annual Report (Form 10-K) of LSB Industries, Inc. for the year ended December 31, 2015.

/s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma

February 29, 2016